Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-276235) and Form S-8 (No. 333-248985 and No. 333-273334) of Laird Superfood, Inc. (the “Company”), of our report dated March 13, 2024, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ Moss Adams LLP

Portland, Oregon

March 13, 2024